Exhibit 10.5

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of January 22, 2010 by and between Diedrich Coffee, Inc. (“Diedrich”) and J. Russell Phillips (“Executive”), with reference to (i) that certain Chief Executive Officer Employment Agreement dated as of February 7, 2008 by and between Diedrich and Executive (the “Employment Agreement”) and (ii) that certain Stock Option Agreement dated as of February 7, 2008 by and between Diedrich and Executive (the “Stock Option Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement or the Stock Option Agreement, as the case may be.

WHEREAS, Executive currently serves as President and Chief Executive Officer of Diedrich pursuant to the Employment Agreement;

WHEREAS, Diedrich and Executive have entered into discussions in order to come to mutually satisfactory terms regarding the termination of their employment relationship (the “Separation”); and

WHEREAS, Diedrich and Executive have come to mutual agreement that Executive’s employment with Diedrich shall continue until January 31, 2010 (the “Separation Date”), at which time Executive’s employment with Diedrich shall terminate, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the adequacy and receipt of which the parties expressly acknowledge, Executive and Diedrich agree as follows:

1. Employment Period; Compensation. Executive’s employment with Diedrich shall terminate on the Separation Date, and Executive hereby resigns from all positions Executive holds with Diedrich and its affiliates effective as of the Separation Date other than his continuing role as a member of Diedrich’s Board of Directors.

(a) Until the Separation Date, (1) Diedrich shall continue to employ Executive at Executive’s current compensation as further described in Section 1(b) below, and (2) Executive shall continue to be subject to all of the employment policies and rules of Diedrich as then in effect.

(b) Until and through the Separation Date, Executive shall be entitled to Executive’s current base salary and all benefits to which Executive is currently entitled pursuant to the Employment Agreement; provided, however, that Executive shall not be entitled to any Bonus with respect to the current fiscal year.

(c) All payments, benefits and other consideration under this Agreement shall be made subject to applicable tax withholding and 401(k) contributions, if any, and Diedrich shall withhold from any payment, benefit or other consideration under this Agreement all foreign, federal, state, local and other taxes that Diedrich is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all foreign, federal, state, local and other taxes due with respect to any consideration received under this Agreement.

(d) On the eighth day following the Separation Date, provided that Executive has delivered the executed Release and Waiver referenced in Section 1(e) below (which Release and Waiver has not been revoked) and has complied with the other terms and conditions of this Agreement, Diedrich shall make a lump sum payment to Executive in the net amount equal to Two Hundred Fifty Thousand Dollars ($250,000).

(e) In consideration for the payments, benefits and other consideration contemplated by this Agreement (including Diedrich’s acknowledgments and agreements set forth in Section 2 below), and as material inducement for Diedrich to agree to provide such payments, benefits and other consideration, Executive shall execute and deliver to Diedrich, on and as of the Separation Date, a general release and waiver in the form attached hereto as Exhibit A (the “Release and Waiver”).

2. Stock Options.

(a) The parties acknowledge and agree that the Separation shall be deemed to be the result of voluntary retirement of Executive. Accordingly, pursuant to Section 3(b) of the Stock Option Agreement, Executive shall have a period of 180 days from the Separation Date to exercise any vested Options, and upon expiration of such period, all vested but unexercised Options shall terminate and become unexercisable.

(b) ALL UNVESTED OPTIONS ISSUED UNDER THE STOCK OPTION AGREEMENT SHALL TERMINATE AND SHALL BECOME UNEXERCISABLE AS OF THE DATE OF THIS AGREEMENT.

(c) The parties acknowledge and agree that, as of the date hereof, the total number of vested Options is 137,500.

(d) Diedrich acknowledges and agrees that, commencing on the Separation Date, subject to the terms and conditions of the Stock Option Agreement, Executive may exercise any vested Options by means of cashless exercise.

3. Executive Benefits. Executive shall be entitled to all vested accrued benefits under the “employee benefit plans” (as such term is defined in section 3 of the Executive Retirement Income Security Act of 1974, as amended (“ERISA”)) of Diedrich as of the Separation Date. This Agreement shall not be deemed, construed or interpreted as placing any restriction or impediment upon Diedrich with regard to its right or authority to amend or terminate any such plan or any of the terms of such plan, nor shall this Agreement be deemed, construed or interpreted as an amendment to any such plan or any of the terms of such plan. Without limiting the foregoing, as of the Separation Date, Executive will receive a lump sum payment for all accrued and unused vacation.

4. COBRA. After the Separation Date, Executive may continue, at Executive’s election, the medical coverage for Executive and/or Executive’s dependents on the same terms and conditions as any other employee entitled to elect COBRA continuation coverage under the relevant medical plans of Diedrich. Executive is entitled to elect and pay for COBRA continuation coverage whether or not Executive signs this Agreement. However, as additional consideration for Executive signing this Agreement, and conditioned upon Executive’s compliance with Section 1(d) above, Diedrich will continue to pay its portion of the major medical, executive medical and dental premiums, which Executive has in effect, for a period of six (6) months, provided Executive elects to continue health insurance through COBRA.

5. Release.

(a) In consideration for the agreements provided herein (including the consideration set forth in Sections 1 and 2), and as material inducement for Diedrich to enter into this Agreement, Executive hereby, for Executive and on behalf of Executive’s affiliates, heirs, executors, administrators and assigns (collectively, the “Releasing Parties”), fully and completely releases, waives, forever discharges and holds harmless Diedrich, Green Mountain Coffee Roasters, Inc. each of their subsidiaries and affiliates, and all of their respective shareholders, partners, members, beneficiaries, trustees, managers, officers, directors, employees, agents and representatives, and each of their respective successors, assigns, heirs, executors and administrators (each, a “Released Party” and collectively, the “Released Parties”), from and against any and all actions, claims, causes of action, suits at law or in equity, arbitrations, demands, damages, obligations, debts, liabilities, charges, complaints, controversies, disbursements, losses, injuries, interest, fees, costs, expenses (including reasonable attorneys’ fees and expenses) and other liabilities of any kind or nature whatsoever, known or unknown, suspected or not, fixed or contingent, whether heretofore or hereafter accruing, which have arisen, or may have arisen for or because of any matter or action or inaction or thing done or not done by any Released Party (each, a “Claim” and collectively, “Claims”), which Executive ever had, now has or hereafter may have, or which the Releasing Parties may have, by reason of any matter, cause or thing whatsoever, including any Claims directly or indirectly as a result of, in connection with, arising out of or relating in any way to, Executive’s employment relationship with Diedrich, the terms and conditions of that employment relationship, and the termination of that employment relationship (collectively, the “Releases”). The Releases are intended to and shall include any and all Claims that Executive can or could assert against one or more of the Released Parties for wrongful discharge, discrimination, harassment, breach of contract, retaliation, defamation or other torts arising under any federal, state, local or common law. The released Claims are further intended to and shall include any and all Claims that Executive can or could assert against one or more of the Released Parties under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Executive Retirement Income Security Act of 1974, as amended, the Rehabilitation Act of 1973, as amended, the Workers Adjustment Retraining and Notification Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and any state law comparable to the foregoing laws, and any other federal, state, local or common law now or hereafter recognized, including any and all laws regulating employment, wages, back or front pay, employee benefits, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs, except to the extent Executive’s rights under such law may not lawfully be waived. This release and waiver also applies to any Claims brought by any person, agency or class action under which Executive might have any right or benefit. This Agreement shall be effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort. For the avoidance of doubt, the foregoing Releases shall not apply to any of Diedrich’ obligations under this Agreement.

(b) To the fullest extent permitted by law, Executive represents, warrants and agrees that, as of the date on which this Agreement is executed: (i) Executive has not filed or asserted, or caused to be filed or asserted on Executive’s behalf, any Claim against any Released Party and, to the best of Executive’s knowledge and belief, no outstanding Claim has been filed or asserted against any Released Party on Executive’s behalf; (ii) Executive has not reported any improper, unethical or illegal conduct or activities to any human resources representative, director, counsel, agent or other representative of Diedrich; and (iii) there has been no assignment or transfer (whether actual or purported) to any person or entity whatsoever of the Claims released hereunder by Executive and no liens have been filed against such Claims, and Executive agrees to indemnify, defend and hold harmless the Released Parties from and against any and all Claims, based on or arising out of any such assignment or transfer (whether actual or purported) of any Claims or any portion thereof or interest therein. Executive agrees to forever refrain and forebear from commencing, instituting or prosecuting, or causing to be commenced, instituted or prosecuted, any arbitration, lawsuit, action or other proceeding, in law, equity or otherwise, against any Released Party, in any way arising out of or relating to any of the Releases (or the Claims released thereby), including any action claiming that this Agreement, or any portion thereof, was fraudulently induced. Executive further agrees that, if any court assumes jurisdiction of any Claim against any Released Party on behalf of Executive, Executive shall request that the matter be dismissed with prejudice. Executive also agrees that, in the event that Executive breaches this subsection, Executive shall pay any and all costs, expenses and attorneys’ fees actually incurred by each Released Party in defending or otherwise responding to or participating in any such action or proceeding.

(c) Executive expressly waives and relinquishes all rights and benefits under section 1542 of the Civil Code of the State of California (“Section 1542”) and any similar statute of the United States or any state or territory of the United States relating to the subject matter of this Agreement, and does so with understanding and acknowledgement of the significance and consequences of such waiver. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing full and complete Releases, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in Executive’s favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such Claims.

Executive’s Initials:     /s/ JRP

6. Confidential Information and Trade Secrets. Executive acknowledges that during Executive’s employment with Diedrich, Executive has had access to confidential and proprietary information, including trade secrets and any other confidential or proprietary information of Diedrich (collectively, “Confidential Information”). Diedrich maintains a proprietary interest in all Confidential Information. Accordingly, Executive will not use or disclose to any entity or person, either directly or indirectly, any Confidential Information, and will remain bound by the confidentiality provisions of the Employment Agreement and the employment policies of Diedrich. Executive agrees to surrender to Diedrich all documents and materials in Executive’s possession or control which contain Confidential Information. Executive expressly agrees that Executive shall not make use of Confidential Information to engage in competition with Diedrich or its affiliates at any time before or after the Separation Date for any reason. Executive acknowledges and agrees that “Confidential Information” shall be deemed to include this Agreement and the terms contained herein, provided that Executive may disclose this Agreement to Executive’s legal counsel who has been advised of Executive’s confidentiality obligations hereunder.

7. Acknowledgements. Executive acknowledges and understands that the release of claims under the ADEA is subject to special waiver protection under 29 U.S.C. § 626(f). In accordance with that section, Executive specifically acknowledges and agrees that Executive is knowingly and voluntarily releasing and waiving any right or claims of discrimination under the ADEA. In particular, Executive acknowledges and understands the following:

(a) Executive is waiving rights or claims under the ADEA in exchange for the payments and benefits described herein, which are in addition to anything of value to which he otherwise is entitled.

(b) Executive has been given a full twenty-one (21) days to consider this Agreement before executing it (although Executive is not required to wait the full twenty-one (21) days).

(c) Executive has been advised to consider the terms of this Agreement and to consult with an attorney of Executive’s choice prior to executing this Agreement. Executive has carefully read and fully understands all of the provisions of this Agreement, and has freely and voluntarily entered into this Agreement without any threat, coercion or intimidation by any person.

(d) Executive will have a full seven (7) days following the execution of this Agreement to revoke this Agreement and understands that this Agreement shall not become effective or enforceable until the revocation period has expired. (Any such revocation shall be in writing and shall be delivered to the Chairman of the Board of Diedrich.)

(e) Executive’s rights or claims under the ADEA that may arise after the date on which this Agreement is executed are not waived, and Executive is not waiving the right to file a complaint or charge with the EEOC or participate in any investigation or proceeding conducted by the EEOC.

8. Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made pursuant to Section 9.3 of the Employment Agreement.

9. Entire Agreement; Severability; Modifications; Counterparts. Except for the Employment Agreement and the Stock Option Agreement and otherwise expressly set forth herein, this Agreement (including the Exhibit(s) hereto) constitutes the entire agreement between the parties, and fully supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Executive acknowledges and agrees that, except as otherwise expressly set forth herein, Diedrich has satisfied any and all obligations owed to Executive in connection with Executive’s employment with Diedrich, and except as expressly set forth above, no promises or representations have been made to Executive in connection with the Separation. If any provision, or portion of a provision, of this Agreement is held to be invalid, void or unenforceable for any reason, the remainder of this Agreement shall remain in full force and effect, as if such provision, or portion of a provision, had never been contained herein. The unenforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

10. Waiver of Breach. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by, or on behalf of, such party.

11. Governing Law; Construction. This Agreement shall be governed by the laws of the State of California without regard to its conflicts of laws rules. This Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party, irrespective of which party drafted this Agreement or any portions of it. Any uncertainty or ambiguity existing in this Agreement shall not be interpreted against any party as a result of the manner of the preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

DIEDRICH COFFEE, INC.		EXECUTIVE:

By:	/s/ Paul C. Heeschen	/s/ J. Russell Phillips
Name: Title:	Paul C. Heeschen Chairman of the Board	J. Russell Phillips

SIGNATURE PAGE TO

SEPARATION AGREEMENT BETWEEN

DIEDRICH COFFEE, INC. AND J. RUSSELL PHILLIPS

EXHIBIT A

General Release and Waiver

The undersigned, J. Russell Phillips (“Executive”), acknowledges and agrees that, on January 15, 2010, Diedrich Coffee, Inc. (“Diedrich”) and Executive entered into that certain Separation Agreement and General Release (the “Separation Agreement”), whereby Diedrich and Executive reached a final and binding agreement regarding Executive’s separation from Diedrich’ employment. This General Release and Waiver (this “General Release”) is being executed pursuant to the requirements of the Separation Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Separation Agreement.

1. Termination. Executive acknowledges and agrees that Executive’s employment relationship with Diedrich has terminated effective as of the date of this General Release.

2. Release.

(a) In consideration for the benefits and agreements provided in the Separation Agreement, Executive hereby, for Executive and on behalf of Executive’s affiliates, heirs, executors, administrators and assigns (collectively, the “Releasing Parties”), fully and completely releases, waives, forever discharges and holds harmless Diedrich, Green Mountain Coffee Roasters, Inc. and each of their subsidiaries and affiliates, and all of their respective shareholders, partners, members, beneficiaries, trustees, managers, officers, directors, employees, agents and representatives, and each of their respective successors, assigns, heirs, executors and administrators (each, a “Released Party” and collectively, the “Released Parties”), from and against any and all actions, claims, causes of action, suits at law or in equity, arbitrations, demands, damages, obligations, debts, liabilities, charges, complaints, controversies, disbursements, losses, injuries, interest, fees, costs, expenses (including reasonable attorneys’ fees and expenses) and other liabilities of any kind or nature whatsoever, known or unknown, suspected or not, fixed or contingent, whether heretofore or hereafter accruing, which have arisen, or may have arisen for or because of any matter or action or inaction or thing done or not done by any Released Party (each, a “Claim” and collectively, “Claims”), which Executive ever had, now has or hereafter may have, or which the Releasing Parties may have, by reason of any matter, cause or thing whatsoever, including any Claims directly or indirectly as a result of, in connection with, arising out of or relating in any way to, Executive’s employment relationship with Diedrich, the terms and conditions of that employment relationship, and the termination of that employment relationship (collectively, the “Releases”). The Releases are intended to and shall include any and all Claims that Executive can or could assert against one or more of the Released Parties for wrongful discharge, discrimination, harassment, breach of contract, retaliation, defamation or other torts arising under any federal, state, local or common law. The released Claims are further intended to and shall include any and all Claims that Executive can or could assert against one or more of the Released Parties under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Executive Retirement Income Security Act of 1974, as amended, the Rehabilitation Act of 1973, as amended, the

Workers Adjustment Retraining and Notification Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and any state law comparable to the foregoing laws, and any other federal, state, local or common law now or hereafter recognized, including any and all laws regulating employment, wages, back or front pay, employee benefits, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs, except to the extent Executive’s rights under such law may not lawfully be waived. This release and waiver also applies to any Claims brought by any person, agency or class action under which Executive might have any right or benefit. This General Release shall be effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b) To the fullest extent permitted by law, Executive represents, warrants and agrees that, as of the date of this General Release: (i) Executive has not filed or asserted, or caused to be filed or asserted on Executive’s behalf, any Claim against any Released Party and, to the best of Executive’s knowledge and belief, no outstanding Claim has been filed or asserted against any Released Party on Executive’s behalf; (ii) Executive has not reported any improper, unethical or illegal conduct or activities to any human resources representative, director, counsel, agent or other representative of Diedrich; and (iii) there has been no assignment or transfer (whether actual or purported) to any person or entity whatsoever of the Claims released hereunder by Executive and no liens have been filed against such Claims, and Executive agrees to indemnify, defend and hold harmless the Released Parties from and against any and all Claims, based on or arising out of any such assignment or transfer (whether actual or purported) of any Claims or any portion thereof or interest therein. Executive agrees to forever refrain and forebear from commencing, instituting or prosecuting, or causing to be commenced, instituted or prosecuted, any arbitration, lawsuit, action or other proceeding, in law, equity or otherwise, against any Released Party, in any way arising out of or relating to any of the Releases (or the Claims released thereby), including any action claiming that this General Release, or any portion thereof, was fraudulently induced. Executive further agrees that, if any court assumes jurisdiction of any Claim against any Released Party on behalf of Executive, Executive shall request that the matter be dismissed with prejudice. Executive also agrees that, in the event that Executive breaches this subsection, Executive shall pay any and all costs, expenses and attorneys’ fees actually incurred by each Released Party in defending or otherwise responding to or participating in any such action or proceeding.

(c) Executive expressly waives and relinquishes all rights and benefits under section 1542 of the Civil Code of the State of California (“Section 1542”) and any similar statute of the United States or any state or territory of the United States relating to the subject matter of this General Release, and does so with understanding and acknowledgement of the significance and consequences of such waiver. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing full and complete Releases, Executive expressly acknowledges that this General Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in Executive’s favor at the time of execution hereof, and that this General Release contemplates the extinguishment of any such Claims. In connection with Executive’s above waiver and relinquishment of rights and benefits, Executive hereby acknowledge that Executive is aware that Executive, or Executive’s attorneys, may hereafter discover claims or facts or legal theories in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this General Release, the Claims or the Released Parties, but that it is Executive’s intention hereby to fully, finally and forever settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist in the future or heretofore have existed, by reason of any acts, circumstances, facts, events or transactions (i) arising out of the termination of Executive’s employment pursuant to the Separation Agreement or (ii) occurring before the date of this General Release. Executive further acknowledges, understands and agrees that there is a risk and possibility that Executive may incur or suffer some further loss or damage which is in some way caused by or attributable to the occurrences or events released herein, but which are unknown at the time this General Release is executed. Executive expressly agrees, however, that this General Release and the Releases shall remain in effect notwithstanding the discovery or existence of any such additional or different claims, facts or damages.

Executive’s Initials:

(d) Nothing in this General Release shall affect Executive’s right to enforce the provisions of the Separation Agreement to obtain the economic and other benefits to which Executive is entitled thereunder.

3. Acknowledgements. Executive acknowledges and understands that the release of claims under the ADEA is subject to special waiver protection under 29 U.S.C. § 626(f). In accordance with that section, Executive specifically acknowledges and agrees that Executive is knowingly and voluntarily releasing and waiving any right or claims of discrimination under the ADEA. In particular, Executive acknowledges and understands the following:

(a) Executive is waiving rights or claims under the ADEA in exchange for the payments and benefits described herein, which are in addition to anything of value to which he otherwise is entitled.

(b) Executive has been given a full twenty-one (21) days to consider this General Release before executing it (although Executive is not required to wait the full twenty-one (21) days).

(c) Executive has been advised to consider the terms of this General Release and to consult with an attorney of Executive’s choice prior to executing this General Release. Executive has carefully read and fully understands all of the provisions of this General Release, and has freely and voluntarily entered into this General Release without any threat, coercion or intimidation by any person.

(d) Executive will have a full seven (7) days following the execution of this General Release to revoke this General Release and understands that this General Release shall not become effective or enforceable until the revocation period has expired. (Any such revocation shall be in writing and shall be delivered to the Chairman of the Board of Diedrich.)

(e) Executive’s rights or claims under the ADEA that may arise after the date on which this General Release is executed are not waived, and Executive is not waiving the right to file a complaint or charge with the EEOC or participate in any investigation or proceeding conducted by the EEOC.

4. Severability. If any provision, or portion of a provision, of this General Release is held to be invalid, void or unenforceable for any reason, the remainder of this General Release shall remain in full force and effect, as if such provision, or portion of a provision, had never been contained herein. The unenforceability or invalidity of a provision of this General Release in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. This General Release may be executed in counterparts, all of which taken together shall constitute one instrument.

5. Governing Law; Construction. This General Release shall be governed by the laws of the State of California without regard to its conflicts of laws rules. This General Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party, irrespective of which party drafted this General Release or any portions of it. Any uncertainty or ambiguity existing in this General Release shall not be interpreted against any party as a result of the manner of the preparation of this General Release.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has executed this General Release as of the date written below.

J. Russell Phillips

Date

12